                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  April 27, 1998



                          Commission File Number 1-5097


                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)


        Wisconsin                                      39-0380010
(State of Incorporation)                 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue
    P.O. Box 591
Milwaukee, Wisconsin                                  53201
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (414) 228-1200

ITEM 5   OTHER EVENTS

On April 27, 1998, Johnson Controls, Inc. (the Company) and Becker Group reached an agreement in which the Company will acquire Becker Group for an anticipated purchase price of approximately $550 - $600 million, plus the assumption of Becker Group's debt, which is expected to approximate $300 - $350 million.

Becker Group is a privately held firm based in Sterling Heights, Michigan and Wuppertal, Germany. It is a major supplier of interior systems, particularly door systems and instrument panels. Becker Group also provides systems integration services to its two largest customers.

The transaction is subject to certain conditions including the appropriate regulatory approvals.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits:

99            Press release issued by the registrant on April 27, 1998.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.



                                            BY  Stephen A. Roell
                                                --------------------------
                                                Stephen A. Roell
                                                Vice President and
                                                Chief Financial Officer

Date:  April 28, 1998

                                       2